                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1999, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP

                                        BDO Seidman, LLP



Dallas, Texas
June 16, 1999